Exhibit 99.1

AVIS BUDGET GROUP COMPLETES $550 MILLION
ASSET-BACKED NOTES OFFERING

PARSIPPANY, N.J., September 18, 2013 — Avis Budget Group, Inc. (NASDAQ: CAR) announced today that its Avis Budget Rental Car Funding (AESOP) LLC subsidiary has completed an offering of $550 million of five-year, fixed-rate asset-backed notes with a weighted average interest rate of approximately 3.08%.

The proceeds of the offering are expected to be used primarily to refinance vehicle debt maturing in 2014. The offering provides for a loan-to-value, or advance, ratio of approximately 76% and an interest rate that is lower than the average of our existing five-year U.S. vehicle-backed term debt.

“This transaction helps us continue to fund our North America fleet at very attractive rates,” said David B. Wyshner, Avis Budget Group Senior Executive Vice President and Chief Financial Officer. “We were pleased to see that investor appetite for our vehicle-backed notes remains robust.”

Forward-Looking Statements
Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate,” “will,” “should,” “would,” “may” and “could” or similar words or expressions are generally forward-looking in nature and not historical facts.  Important risks, assumptions and other important factors that could cause future results to differ materially from those expressed in the forward-looking statements are specified in Avis Budget Group's Annual Report on Form 10-K for the year ended December 31, 2012 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2013, including under headings such as “Forward-Looking Statements”, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other filings and furnishings made by the Company with the Securities and Exchange Commission from time to time.  The Company undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.

Additional Information
The Series 2013-2 asset-backed notes have not been and will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  This press release shall not constitute an offer to sell nor the solicitation of an offer to buy the Series 2013-2 asset-backed notes, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which, or to any person to whom, such an offer, solicitation or sale is unlawful.

About Avis Budget Group, Inc.
Avis Budget Group, Inc. is a leading global provider of vehicle rental services through its Avis and Budget brands, with more than 10,000 rental locations in approximately 175 countries around the world, and through its Zipcar brand, which is the world’s leading car sharing network, with more than 810,000 members. Avis Budget Group operates most of its car rental offices in North America, Europe and Australia directly, and operates primarily through licensees in other parts of the world. Avis Budget Group has approximately 30,000 employees and is headquartered in Parsippany, N.J. For more information, visit www.avisbudgetgroup.com.

Contacts Media Contact: John Barrows (973) 496-7865 PR@avisbudget.com		Investor Contact: Neal Goldner (973) 496-5086 IR@avisbudget.com
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